UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

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☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Commencing September 28, 2021, Nxt-ID, Inc. (the “Company”) initiated a voicemail campaign, the purpose of which was to provide the Company’s stockholders with a recorded message (the “Recorded Message”) from Chia-Lin Simmons, the Company’s Chief Executive Officer, regarding the Company’s upcoming Special Meeting of Stockholders scheduled to be held on Friday, October 15, 2021. The Recorded Message was intended to encourage the Company’s stockholders to vote on the proposals included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021 (the “Definitive Proxy Statement”). The Record Message supplements the Definitive Proxy Statement and the Definitive Additional Materials that the Company filed with the SEC on September 21, 2021 and September 27, 2021.

Below is a transcript of the Recorded Message.

This is Chia-Lin Simmons, Chief Executive Officer of Nxt-ID calling with a quick message. Materials related to our shareholder vote to approve the reverse stock splits should have arrived in your email or mailbox. Your vote for the proposals is a very important step to preserve your investment, avoid potential Nasdaq delisting and ensure that our company can grow under its new leadership. Please review the materials and vote today for the proposed reverse stock split of the Company’s common stock.

You can vote your shares by calling 888-742-1305 or you can return your voted proxy by mail. Thank you in advance for voting for the proposals. We appreciate your support and look forward to a successful future for Nxt-ID.

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).